SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) January 9, 2003
                               (January 10, 2003)




                          CHESAPEAKE ENERGY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         Oklahoma                       1-13726                   73-1395733
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(State or other jurisdiction      (Commission File No.)           (IRS Employer
   of incorporation)                                         Identification No.)


  6100 North Western Avenue,   Oklahoma City, Oklahoma              73118
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    (Address of principal executive offices)                      (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on January 9, 2003 announcing an update on natural gas hedging program for 2003. The following was included in the press release:

Chesapeake today announced that during the past six weeks it has entered into additional hedges covering a portion of its anticipated 187-192 bcf of 2003 natural gas production. The table below sets forth the company's current hedging positions:


                            AS OF 12/4/02                  AS OF 1/9/03


                                       Average                       Average
Period:                % hedged      NYMEX Price     % hedged      NYMEX Price
------                 --------      -----------     --------     -----------

1Q '03 Gas:                66%         $ 4.10            83%        $ 4.23

2Q '03 Gas:                 0%            N/A            29%        $ 4.34

3Q '03 Gas:                 0%            N/A            25%        $ 4.41

4Q '03 Gas:                 0%            N/A            19%        $ 4.62

Full-year '03 Gas:         16%         $ 4.10            39%        $ 4.33

Full-Year '03 Oil:        100%         $27.78           100%        $27.78


                               Management Summary

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented: "During the past year, our study of evolving supply/demand fundamentals in the natural gas industry has enabled Chesapeake to assume a bullish stance on natural gas prices for 2003. Accordingly, until the past six weeks we had remained largely unhedged for our natural gas production in 2003. We are now seeing natural gas markets reflect the impact of an ongoing decline in North American gas supply, a trend that we believe is unlikely to be reversed in 2003. We believe the severity of this problem will result in even higher natural gas prices later this year, prices that may result in further hedging by Chesapeake".


This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

With the filing of this report on Form 8-K, we are updating the outlook on our website at www.chkenergy.com. We caution you that our outlook is given as of January 9, 2003 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION



                                            By: /s/ Aubrey K. McClendon
                                                -------------------------------
                                                    Aubrey K. McClendon
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Dated:        January 10, 2003